777 Main Street, Suite 1300
Fort Worth, Texas 76102
817.336.8651
817.334.0271 Fax

www.mcdonaldlaw. com

Atwood McDonald
     1899-1989
Earnest Sanders
     1906-1979
Marcus Ginsburg
     1915-1996
J. Olcott Phillips
     1917-2007

James Webb
Rick G. Sorenson
Greg S. Hargrove
Kevin D. Kuenzli
Robert L. Ginsburg
Rory Divin
Stuart B. Lumpkins, Jr.
George C. Haratsis
Randyl Meigs
John W. Wright
Nicholas Bettinger
Richard C. Deberry
Jennifer N. Littman
Russell A. Devenport
Brandon R. Wade
Brittani W. Rollen
Justin P. Huston
Craig P. Barbolla
Donald A. Kaczkowski
Michael C. Wurtz
Kimberly A. Collier
Anne L. Moberg

Of Counsel
Robert D. Maddox
Robert S. Newkirk
Exhibit 5.4
rsorenson@mcdonaldlaw.com
June 17, 2011
Aviv Healthcare Properties Limited Partnership
Aviv Healthcare Capital Corporation
303 West Madison Street, Suite 2400
Chicago, Illinois 60606
Re:	Aviv Healthcare Properties Limited Partnership Aviv Healthcare Capital Corporation 7 3/4% Senior Notes due 2019
Ladies and Gentlemen:
          We have acted as special Texas counsel to Wheeler Healthcare Associates, L.L.C., a Texas limited liability company, in connection with the Registration Statement and Indenture described below. We refer to the Registration Statement on Form S-4 (File No. 333-173824) filed on May 2, 2011 by Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), Aviv Healthcare Capital Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), Aviv REIT, Inc., a Maryland corporation and general partner of the Partnership (the “Parent”) and the indirect subsidiaries of the Partnership listed on Schedule I hereto (together with the Parent, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 being filed with the Commission on the date hereof (such registration statement as so amended, the “Registration Statement”). The Registration Statement relates to the registration, as more fully described in the Registration Statement, of $300,000,000 aggregate principal amount of the Issuers’ 7 3/4% Senior Notes due 2019 (the “New Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of the Issuers’ outstanding 7 3/4% Senior Notes due 2019 (the “Old Notes”). The Old Notes are guaranteed by the Guarantors (the “Old Note Guarantees”), and the New Notes will be guaranteed by the Guarantors (the “New Note Guarantees”). Old Notes that are accepted for exchange for New Notes will be cancelled and retired.
          The Old Notes and the Old Note Guarantees were, and the New Notes and the New Note Guarantees will be, issued pursuant to the Indenture, dated as of February 4, 2011 (the “Original Indenture”),

June 17, 2011

among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 22, 2011 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Issuers, the Guarantors and the Trustee.
     This letter is being delivered in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.
     In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the exhibits filed therewith and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for our examination.
     With your permission, as to questions of fact material to this opinion, we have relied upon the above-described Registration Statement and Indenture, without independent verification as to any facts referenced therein. We have made no independent investigation of the warranties and representations made by Issuers or Guarantors in the Registration Statement or Indenture or of any related matters. We have not examined Issuers or Guarantors’ internal files, and we made no special inquiry of Issuers or Guarantors. Except as specifically identified herein, we have not been retained or engaged to perform, and we have not performed, any independent review or investigation of: (1) any agreement or instrument to which Issuers or Guarantors may be a party or by which Issuers or Guarantors or any property owned by Issuers or Guarantors may be bound, or (2) any order of any governmental or public body or authority to which Issuers or Guarantors may be subject.
     Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

June 17, 2011

1.	Wheeler Healthcare Associates, L.L.C., a Texas limited liability company (the “Texas Guarantor”), is a limited liability company validly existing and in good standing under the laws of the State of Texas.

2.	The Indenture (including the New Note Guarantees set forth therein) has been duly authorized by all necessary corporate action on the part of the Texas Guarantor.
     The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:
A.	The foregoing opinions are limited to matters arising under the Business Organizations Code of the State of Texas, as amended. We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the State of New York. The opinions expressed above concern only the Texas Business Organizations Code as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

B.	With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no such assumption insofar as any of the foregoing matters relates to Texas Guarantor.

June 17, 2011

C.	We note that various issues concerning the due authorization of the Indenture (including the New Note Guarantees set forth therein) are addressed in the opinion of Sidley Austin LLP, dated as of even date herewith and provided separately to you. In rendering the opinions set forth above, we have relied upon the information contained in such opinion of Sidley Austin LLP without investigation or analysis, and we express no opinion with respect to those matters. In rendering opinion 2 above, we have relied upon Sidley Austin LLP’s opinion that each of the indirect parents of Wheeler Healthcare Associates, L.L.C., including Aviv Financing I, L.L.C. and Aviv Healthcare Properties Operating Partnership I, L.P, as Delaware Guarantors, and the Partnership, as an Issuer, have duly authorized the Indenture (including the New Note Guarantees set forth therein) and assumed that such authorization includes the authorization by each of Texas Guarantor’s execution of the Indenture. Our opinion is limited to the authorization of Wheeler Healthcare Associates, L.L.C., without an independent review of the authorization of each of its indirect parents.

D.	Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules or regulations promulgated by the Commission thereunder.
     This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

June 17, 2011

     The foregoing opinions are for the exclusive reliance of the Issuers and their successors and assigns.

Very truly yours, McDonald Sanders, P.C.

By:	/s/ Rick G. Sorenson
Rick G. Sorenson, President

June 17, 2011

Schedule I
Subsidiary Guarantors
Delaware Guarantors
Arkansas Aviv, L.L.C., a Delaware limited liability company
Arma Yates, L.L.C., a Delaware limited liability company
Aviv Asset Management, L.L.C., a Delaware limited liability company
Aviv Financing I, L.L.C., a Delaware limited liability company
Aviv Financing II, L.L.C., a Delaware limited liability company
Aviv Financing III, L.L.C., a Delaware limited liability company
Aviv Financing IV, L.L.C., a Delaware limited liability company
Aviv Financing V, L.L.C., a Delaware limited liability company
Aviv Foothills, L.L.C., a Delaware limited liability company
Aviv Healthcare Properties Operating Partnership I, L.P., a Delaware limited partnership
Aviv Liberty, L.L.C., a Delaware limited liability company
Aviv OP Limited Partner, L.L.C., a Delaware limited liability company
Avon Ohio, L.L.C., a Delaware limited liability company
Belleville Illinois, L.L.C., a Delaware limited liability company
Bellingham II Associates, L.L.C., a Delaware limited liability company
BHG Aviv, L.L.C., a Delaware limited liability company
Bonham Texas, L.L.C., a Delaware limited liability company
Burton NH Property, L.L.C., a Delaware limited liability company
California Aviv, L.L.C., a Delaware limited liability company
California Aviv Two, L.L.C., a Delaware limited liability company
Camas Associates, L.L.C., a Delaware limited liability company
Casa/Sierra California Associates, L.L.C., a Delaware limited liability company
Chatham Aviv, L.L.C., a Delaware limited liability company
Chenal Arkansas, L.L.C., a Delaware limited liability company
Clarkston Care, L.L.C., a Delaware limited liability company
Colonial Madison Associates, L.L.C. a Delaware limited liability company
Columbia View Associates, L.L.C., a Delaware limited liability company
Columbus Texas Aviv, L.L.C., a Delaware limited liability company
Columbus Western Avenue, L.L.C., a Delaware limited liability company
CR Aviv, L.L.C., a Delaware limited liability company
Denison Texas, L.L.C., a Delaware limited liability company
Elite Mattoon, L.L.C. a Delaware limited liability company
Elite Yorkville, L.L.C., a Delaware limited liability company
Falfurrias Texas, L.L.C., a Delaware limited liability company
Florence Heights Associates, L.L.C., a Delaware limited liability company
Four Fountains Aviv, L.L.C., a Delaware limited liability company

June 17, 2011

Fountain Associates, L.L.C., a Delaware limited liability company
Freewater Oregon, L.L.C., a Delaware limited liability company
Fullerton California, L.L.C., a Delaware limited liability company
Giltex Care, L.L.C., a Delaware limited liability company
Great Bend Property, L.L.C., a Delaware limited liability company
HHM Aviv, L.L.C., a Delaware limited liability company
Hidden Acres Property, L.L.C., a Delaware limited liability company
Highland Leasehold, L.L.C., a Delaware limited liability company
Hot Springs Aviv, L.L.C., a Delaware limited liability company
Houston Texas Aviv, L.L.C., a Delaware limited liability company
Hutchinson Kansas, L.L.C., a Delaware limited liability company
Karan Associates, L.L.C., a Delaware limited liability company
Karan Associates Two, L.L.C., a Delaware limited liability company
KB Northwest Associates, L.L.C., a Delaware limited liability company
Kingsville Texas, L.L.C., a Delaware limited liability company
Manor Associates, L.L.C., a Delaware limited liability company
Mansfield Aviv, L.L.C., a Delaware limited liability company
Massachusetts Nursing Homes, L.L.C., a Delaware limited liability company
Minnesota Associates, L.L.C., a Delaware limited liability company
Missouri Associates, L.L.C., a Delaware limited liability company
Missouri Regency Associates, L.L.C., a Delaware limited liability company
Monterey Park Leasehold Mortgage, L.L.C., a Delaware limited liability company
Mt. Vernon Texas, L.L.C., a Delaware limited liability company
Newtown ALF Property, L.L.C., a Delaware limited liability company
Northridge Arkansas, L.L.C., a Delaware limited liability company
Norwalk ALF Property, L.L.C., a Delaware limited liability company
Oakland Nursing Homes, L.L.C., a Delaware limited liability company
October Associates, L.L.C., a Delaware limited liability company
Ogden Associates, L.L.C., a Delaware limited liability company
Ohio Aviv, L.L.C., a Delaware limited liability company
Omaha Associates, L.L.C., a Delaware limited liability company
Orange ALF Property, L.L.C., a Delaware limited liability company
Oregon Associates, L.L.C., a Delaware limited liability company
Peabody Associates, L.L.C., a Delaware limited liability company
Pomona Vista L.L.C., an Illinois limited liability company
Prescott Arkansas, L.L.C., a Delaware limited liability company
Richland Washington, L.L.C., a Delaware limited liability company
Riverside Nursing Home Associates, L.L.C., a Delaware limited liability company
Salem Associates, L.L.C., a Delaware limited liability company
San Juan NH Property, L.L.C., a Delaware limited liability company
Savoy/Bonham Venture, L.L.C., a Delaware limited liability company
Searcy Aviv, L.L.C., a Delaware limited liability company

June 17, 2011

Skagit Aviv, L.L.C., a Delaware limited liability company
Skyview Associates, L.L.C., a Delaware limited liability company
Southeast Missouri Property, L.L.C., a Delaware limited liability company
Star City Arkansas, L.L.C., a Delaware limited liability company
Tujunga, L.L.C., a Delaware limited liability company
VRB Aviv, L.L.C., a Delaware limited liability company
Wellington Leasehold, L.L.C., a Delaware limited liability company
West Pearl Street, L.L.C., a Delaware limited liability company
Willis Texas Aviv, L.L.C., a Delaware limited liability company
Woodland Arkansas, L.L.C., a Delaware limited liability company
Yuba Aviv, L.L.C., a Delaware limited liability company
Illinois Guarantors
Benton Harbor, L.L.C., an Illinois limited liability company
Chippewa Valley, L.L.C., an Illinois limited liability company
Commerce Nursing Homes, L.L.C., an Illinois limited liability company
Effingham Associates, L.L.C., an Illinois limited liability company
Heritage Monterey Associates, L.L.C., an Illinois limited liability company
Hobbs Associates, L.L.C., an Illinois limited liability company
Idaho Associates, L.L.C., an Illinois limited liability company
Montana Associates, L.L.C., an Illinois limited liability company
Orange, L.L.C., an Illinois limited liability company
Red Rocks, L.L.C., an Illinois limited liability company
Rose Baldwin Park Property L.L.C., an Illinois limited liability company
Santa Ana-Bartlett, L.L.C., an Illinois limited liability company
Santa Fe Missouri Associates, L.L.C., an Illinois limited liability company
Sun-Mesa Properties, L.L.C., an Illinois limited liability company
Washington-Oregon Associates, L.L.C., an Illinois limited liability company
Watauga Associates, L.L.C., an Illinois limited liability company
Xion, L.L.C., an Illinois limited liability company
New Mexico Guarantors
Alamogordo Aviv, L.L.C., a New Mexico limited liability company
Clayton Associates, L.L.C., a New Mexico limited liability company
N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company
N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company
N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company

June 17, 2011

N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company
Raton Property Limited Company, a New Mexico limited liability company
Texas Guarantor
Wheeler Healthcare Associates, L.L.C., a Texas limited liability company